EXHIBIT 10.1

SUMMARY OF FISCAL 2015 EXECUTIVE SHORT TERM INCENTIVE PLAN,

FISCAL 2015 EXECUTIVE LONG TERM INCENTIVE PLAN,

AND TEAM MEMBER DISCRETIONARY BONUS PLAN

Fiscal 2015 Executive Short Term Incentive Plan

Under the Fiscal 2015 Executive Short Term Incentive Plan (the “Executive Short Term Incentive Plan”), the Company’s director-level team members, officers and named executive officers can earn annual incentive cash compensation based upon (i) performance against two pre-established Company financial targets and (ii) performance against individual strategic goals that are aligned with the Company’s strategic objectives. The targets and weightings relevant to the cash incentive determination for fiscal 2015 under the Executive Short Term Incentive Plan will be as follows:

Fiscal 2015 Targets	Weighting
Company Revenue	40%
Company Operating Income	40%
Strategic Objectives	20%

The financial targets include progressive threshold (85% of target), target and maximum (115% of target) level incentive performance objectives. If the threshold, target or maximum financial performance objectives are met, participants will receive a cash incentive payment under the Executive Short Term Incentive Plan, with the specific amount that such participant receives dependent on company financial performance, a scaled payout multiplier (75% at threshold, 100% at target and 150% at maximum), a discretionary multiplier (80% to 120%), their base salary and their predetermined participation level stated as a percentage of base salary.

An annual incentive cash compensation payout can be made under the Executive Short Term Incentive Plan if either financial target exceeds 85% of its specified minimum performance threshold point or the strategic goals are achieved.

Under the Executive Short Term Incentive Plan, the possible outcomes of the percentage of base salary that could be received by the Company’s President and Chief Executive Officer is 0% or an amount between 6% and 90%, with 50% payable if both of the target financial performance objectives are met, the target strategic goals are met, and the target scaled multiplier and a 100% discretionary multiplier is used. Under the Executive Short Term Incentive Plan, the possible outcomes of the percentage of base salary that could be received by other named executive officers of the Company is 0% or an amount between 4.8% to 72%, with 40% payable if both of the target financial performance objectives are met, the target strategic goals are met, and the target scaled multiplier and a 100% discretionary multiplier is used.

After completion of fiscal 2015, the Management Development, Compensation and Stock Option Committee (the “Committee”) will determine the extent to which the specified goals relating to the financial performance targets and strategic goals have been achieved, the discretionary multiplier and the actual cash amounts to be paid under the Executive Short Term Incentive Plan.

The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Executive Short Term Incentive Plan, to revise, eliminate or otherwise modify any performance targets, to modify any participant’s target cash incentive, or otherwise to increase, decrease or eliminate any incentive payouts to any participant under the Executive Short Term Incentive Plan, regardless of the level of performance targets that have been achieved, including to provide for no cash incentive payout to a participant even though one or more performance targets have been achieved.

Participating team members under the Annual Incentive Plan must be employed on or before December 31, 2014 in order to be eligible. Those hired between July 1, 2014 and December 31, 2014 will receive a pro-rata portion of their individual participation level. Participating team members must be employed by the Company at the date of the payment in fiscal 2016.

Fiscal 2015 Executive Long Term Incentive Plan

Under the Fiscal 2015 Executive Long Term Incentive Plan (the “Executive Long Term Incentive Plan”), the Company’s officers and named executive officers can earn annual incentive restricted stock equity awards under the 2004 Stock Incentive Plan based upon the Company’s performance against pre-established Company financial targets. The financial targets include progressive threshold (85% of target), target and maximum (115% of target) level incentive performance objectives for the officers and named executive officers. The number of shares of restricted stock awarded under the Executive Long Term Incentive Plan for fiscal 2015 performance will be based on the Company’s achievement of specified results with respect to corporate operating income and revenue targets for fiscal 2015. The financial targets and weightings relevant to the restricted stock equity grant incentive determination for fiscal 2015 for each of the named executive officers will be as follows:

Financial Target	Weighting
Company Revenue	50%
Company Operating Income	50%

An annual incentive equity compensation payout can be made under the Executive Long Term Incentive Plan if either financial target exceeds 85% of its specified minimum threshold point.

If the threshold, target or maximum financial performance objectives are met, participants will receive an equity incentive award under the Executive Long Term Incentive Plan, with the specific number of shares of restricted stock that such participant receives determined by dividing a dollar amount dependent on company financial performance, a scaled payout multiplier (75% to 150%), a discretionary multiplier (50% to 200%), the participant’s base salary and their predetermined participation level (40% for our President and 25% for the other named executive officers) stated as a percentage of base salary, divided by the closing price of the Company’s Common Stock on the NASDAQ Stock Market’s Global Market on the award date.

Under the Executive Long Term Incentive Plan, the grant date value of restricted shares that could be received by the Company’s President and Chief Executive Officer will be 0%, or an amount between 7.5% and 120%, of base salary, with a grant date value of 40% of base salary earned if both of the target financial performance objectives are met and the target scaled payment and discretionary multiplier of 100% is used. Under the Executive Long Term Incentive Plan, the grant date value of restricted shares that could be received by the Company’s other named executive officers will be 0%, or an amount between 4.7% and 75%, of base salary, with 25% of base salary earned if both of the target financial performance objectives are met and the target scaled payment and discretionary multiplier of 100% is used.

After completion of fiscal 2015, the Committee will determine the extent to which the specified goals relating to the financial targets have been achieved, the discretionary multiplier and determine the actual number of restricted shares to be granted under the 2004 Stock Incentive Plan. The restricted stock award will vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date, provided the participant remains employed with Company on each of the relevant vesting dates,.

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The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Executive Long Term Incentive Plan, to revise, eliminate or otherwise modify any performance targets, to modify any participant’s target restricted stock equity potential, or otherwise to increase, decrease or eliminate any restricted stock equity awards to any participant under the Executive Long Term Incentive Plan, regardless of the level of performance targets that have been achieved, including to provide for no restricted stock equity awards to a participant even though one or more performance targets have been achieved.

Participating officers and executive officers under the Executive Long Term Incentive Plan must be employed on or before December 31, 2014 in order to be eligible. Those hired between July 1, 2014 and December 31, 2014 will receive a pro-rata portion of their restricted stock equity award. Participating team members must be employed by the Company at the date of the award of restricted stock in fiscal 2016.

Fiscal 2015 Team Member Discretionary Bonus Plan

Under the Fiscal 2015 Team Member Discretionary Bonus Plan (the “Team Member Bonus Plan”), generally the Company’s team members below the director level are eligible for awards of a discretionary cash bonus payment based upon the Company’s operating income and an eligible team member’s level of job performance. The purpose of the Plan is to incentivize and reward top team member performers. Five percent of every dollar of the Company’s operating income for fiscal 2015 will be available as a pool of funds to pay the discretionary cash bonus payments.

After completion of fiscal 2015, the Committee will determine the amount in the pool of funds generated from the Company’s operating income for fiscal 2015 and the total amount available for payment to eligible team members. The Company’s President will then be delegated with the authority to award specific cash payments to those team members who are chosen to receive awards as part of the Company’s merit pay and performance review process.

The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Team Member Bonus Plan, to revise, eliminate or otherwise modify any financial performance targets, or otherwise to increase, decrease or eliminate any cash bonus payouts to any participant under the Team Member Bonus Plan, regardless of the level of financial performance targets that have been achieved, including to provide for no bonus payout to a participant even though one or more financial performance targets have been achieved.

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